THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED
STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THOSE LAWS.

     THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR
STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No. ____                                       $100,000 U.S.

                   VIDEOLAN TECHNOLOGIES, INC.
          4% CONVERTIBLE DEBENTURE DUE SEPTEMBER 1, 1999

     THIS DEBENTURE, issued this 24th day of September, 1997, is one of a duly authorized issue of Debentures of VIDEOLAN
TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), designated as its 4% Convertible Debentures Due September 1, 1999 in the aggregate principal amount of $2,000,000 U.S. (the
"Debentures").

     FOR VALUE RECEIVED, the Company promises to pay to _____________, the registered holder hereof (the "Holder"), the principal sum of One Hundred Thousand Dollars ($100,000 U.S.), on or prior to September 1, 1999 (the "Maturity Date"). This instrument shall accrue interest on the principal sum outstanding at the rate of 4% per annum. Accrual of interest on this

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                              VIDEOLAN TECHNOLOGIES, INC.

Dated: September 24, 1997       By:_______________________________


                                Its:______________________________


Debenture shall commence on the date of this Debenture and shall continue to accrue until payment in full of the principal sum has been made or duly provided for. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Debenture Register shall represent the record of ownership and right to receive principal and interest on this Debenture. Interest and principal shall be payable only to the registered Holder as reflected in the Debenture Register. The right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein. The forwarding of such payment shall constitute a payment of interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such payment.

     This Debenture is subject to the following additional provisions:

1. Debentures. The Debentures are issuable in denominations of at least Ten Thousand Dollars ($10,000, U.S.). The Debentures are exchangeable for an equal aggregate principal amount of Debentures of direct authorized denominations, as requested by the Holders surrendering the same, but shall not be issuable in denominations less than integral multiples of Ten Thousand Dollars $10,000, U.S.). No service charge will be made for such registration of transfer or exchange.

2. Withholding. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments. The Holder shall pay any other taxes, charges, or levies in connection with the issuance or transfer thereof.

3. Transfer. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), including Regulation S promulgated under the Act. Any Holder of this Debenture, by acceptance hereof, agrees to the representations, warranties and covenants herein. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4. Conversion. The record Holders of this Debenture shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. The record Holder of this Debenture shall be entitled, at the option of the Holder, to convert any or all of the aggregate principal amount and accrued interest of Debentures held by such Holder, at any time beginning forty-five
(45) days after the date of issuance of this Debenture, at the office of the Company or any transfer agent for the Debentures, into that number of fully-paid and non-assessable shares of Common Stock of the Company calculated in accordance with the following formula:

     * Principal = The principal amount of the Debenture(s) to be converted,
     * Interest = Principal x (N/365) x .04, where N = the number of days between (i) the date of issuance of this Debenture, and (ii) the date of conversion of this Debenture, and
     * Conversion Price = the lesser of (i) .80 multiplied by the average Closing Bid Price, as that term is defined below, of the Company's Common Stock for the five (5) trading days immediately preceding the date of issuance of this Debenture (the "Fixed Conversion Price"), or
          (ii) .80 multiplied by the average Closing Bid Price, as that term is defined below, of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below (the "Floating Conversion Price"). For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock as reported by NASDAQ (or, if not reported by NASDAQ, as reported by such other exchange or market where traded).

     (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash to such Holder in an amount equal to such fraction multiplied by the Conversion Price then in effect. In the case of a dispute as to the calculation of the Conversion Rate, the Company's calculation shall be deemed conclusive absent manifest error. In order to convert Debentures into full shares of Common Stock, the Holder shall surrender the certificate or certificates therefor, duly endorsed, by either overnight courier or 2-day courier, to the office of the Company or of any transfer agent for the Debentures, and shall give written notice to the Company, on the form attached as Exhibit "A" hereto, at such office that he elects to convert eh same, the number of Debentures so converted and a calculation of the Conversion Rate (with an advance copy of the certificate(s) and the notice by facsimile); provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Debentures are delivered to the Company or its transfer agent as provided above, or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

     The Company shall use reasonable efforts to issue and deliver within five (5) business days after delivery to the Company of such certificates, or after such agreement and indemnification, to such Holder of Debentures at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. The date on which notice of conversion is given (the "Date of Conversion") shall be deemed to be the date set forth in such notice of conversion, provided that the original Debentures to be converted are received by the transfer agent or the Company within five business days thereafter and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Debentures to be converted are not received by the transfer agent or the Company with five business days after the Date of Conversion, the notice of conversion (at the option of the holder) shall become null and void.

     Following conversion of a Debenture, or a portion thereof, the principal and interest owed on that Debenture or portion of the Debenture so converted will be deemed paid in full and satisfied, and such Debenture or portion thereof will no longer be outstanding.

     Failure to timely convert the Debenture shall entitle the Holder to liquidate damages in accordance with section 6.4 of the Subscription Agreement pursuant to which this Debenture was issued.

     (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Debentures; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Debentures, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (d) Automatic Conversion on Maturity Date. Each outstanding Debenture shall automatically be converted into Common Stock on September 1, 1999 at the Conversion Price for each share of Common Stock calculated in accordance with the formula in Section 4(a) above, and September 1, 1999 shall be deemed the Date of Conversion with respect to such conversion.

     (e)  Adjustment to Conversion Price.

          (i) If, prior to the conversion of all of the Debentures, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

          (ii) If, prior to the conversion of all of the Debentures at a time when conversion would be at the Floating Conversion Price, there is a stock split, sock dividend or other similar event which occurs during the five-day period utilized to compute the Conversion Price, then the Closing Bid Price used to compute the Conversion Price shall be appropriately adjusted to reflect, as deemed equitable and appropriate by the Company, such stock split, stock dividend or other similar event.

          (iii)     If, prior to the conversion of all
Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class of stock or securities of the Company or another entity, then the Holders of Debentures shall thereafter have the right to purchase and receive upon conversion of Debentures, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Debentures held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Debentures to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Fixed Conversion Price and of the number of shares issuable upon conversion of the Debentures) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 4(e) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Debentures such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Debentures may be entitled to purchase.

          (iv) If any adjustment under this Section 4(e) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

5.   Redemption.

     (a) Redemption on Asset Sale. In the event the Company enters into a transaction to sell all or substantially all of its assets, the Company shall, within seven days after the closing of such transaction and after giving at least 15 days advance written notice of such transaction (which notice shall specify the date such redemption is to be effected, which date is referred to hereinafter as the "Effective Date of Redemption"), redeem the Debentures for cash. The redemption price in such event ("Redemption Price on Asset Sale") shall be calculated in accordance with the formula set forth in Section 5(b) below.

     Upon the close of the transaction causing redemption under this Section 5(c), the Company shall deposit the Redemption Price on Asset Sale for all outstanding Debentures with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the Debentures designated for redemption and not yet redeemed. Simultaneously, the Company shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price on Asset Sale to the holders of the Debentures upon surrender of their Debentures.

     (b)  Redemption Price.

     The redemption price per Debenture shall be calculated in accordance with the following formula:

     [Principal + Interest] x 120%

     For the purposes of the above formula, "Principal" and "Interest" shall have the meanings set forth in Section 4(a).

     The redemption price shall be paid to the Holder of Debentures redeemed as set forth in Section 5(a) above; provided, however, that the Company shall not be obligated to deliver any portion of such redemption price unless either the certificates evidencing the Debentures redeemed are delivered to the Company or its transfer agent as provided in Section 4(b), or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

     (c) No Other Redemption. The Company shall have no right to redeem the Debentures except as provided in Section 5 hereof.

6.   No Right to Force Conversion Prior to Maturity Date.  The
Company shall have no right to force conversion of any outstanding Debentures prior to the Maturity Date.

7. Direct Obligations. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

8. Termination. After this Debenture shall have been surrendered for conversion as herein provided or notice of conversion shall have been given by the Company pursuant to
Section 4(d) herein, this Debenture shall no longer be deemed to be outstanding and all rights with respect to this Debenture, including, without limitation, the right to receive interest hereon and the principal hereof, shall forthwith terminate as of the Date of Conversion, except only the right of the Holder hereof to receive shares of Common Stock in exchange here for.

9. Protective Provisions. This Debenture may not be amended without the prior written consent of the Holder hereof.

10. Events of Default; Remedies. If one or more of the following described "Events of Default" shall occur:

     (a) The Company shall default in the payment of principal or interest on these Debentures; or

     (b) Any of the representations or warranties made by the Company herein, in the Regulation S Securities Subscription Agreement, dated as of the date hereof relating to these Debentures (the "Subscription Agreement") or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

     (c) The Company shall fail to perform or observe, in any material respect, any other covenant term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of five (5) days after notice from Holder of such failure; or

     (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature;
(3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

     (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (3) days after such appointment; or

     (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

     (g) Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty
(30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such institution or if the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or


     (i)  The Common Stock shall no longer be traded on any U.S.
securities exchanges or on any U.S. over-the-counter securities market, including the electronic bulletin board;

Then, or at any time thereafter, and in each ave every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and with expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

11. Mergers, Consolidations, etc. The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference of the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Shares are entitled to receive stock, securities or property in respect of or in exchange for Common Shares, then as a condition of such merger, consolidation, sale or transfer, either (i) the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, or (ii) if the Company is not the surviving entity in such merger, consolidation, sale or transfer, the Company shall give the Holder at least 30 days prior written notice of the expected closing date of such transaction, and if any portion of this Debenture has not been converted into Common Stock at the election of the Holder prior to such closing, then the remaining principal amount of this Debenture may, at the option of the Holder, be converted into shares of Common Stock at the closing of such transaction. The Conversion Price shall be the same as the applicable Conversion Price defined in Section 4 above.

12. No Voting Rights. This Debenture shall not entitle the Holder hereof to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

13. No Dividends. For so long as the Debentures remain outstanding, the Company will not, without the prior consent of a majority of the Holders, make any distribution, either in stock or cash, to its holders of Common Stock.

14. Lost or Destroyed Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

15. Sales in Compliance with Applicable Law. Any Holder of this Debenture, by acceptance hereof, agrees that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act, including Regulation S promulgated under the Act, or any applicable state Blue Sky law or similar laws relating to the sale of securities and the Holder agrees to provide the Company with documentation executed by the original Holder hereof to demonstrate that such offer, sale or disposition complies with applicable securities laws.

16. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws.

17.  Business Day Definition.  For purposes hereof, the term
"business day" shall mean any day on which banks are generally open for business in the State of New York, USA and excluding any Saturday and Sunday.

18. Notices. Any notice, demand or request or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by two day courier), addressed to the Company at 11403 Bluegrass Parkway, Ste. 400, Louisville, KY 40299, Telecopy No. (502) 266-7608, or to the Subscriber at ____________________;
or such other addresses as a party may request by notifying the other in writing.

19. Waiver. Any waiver by the Company or the Holder hereof of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

20. Unenforceable Provisions. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

           [remainder of page intentionally left blank]


                            EXHIBIT "A"

                       NOTICE OF CONVERSION

             (To be Executed by the Registered Holder in order to Convert the Convertible Debentures)

The undersigned hereby irrevocably elects to convert $_______ U.S. in principal (face) amount of Convertible Debentures ("Convertible Debentures"), represented by Debenture No(s). _____ (the "Convertible Debentures Certificate(s)") into shares of common stock ("Common Stock") of VIDEOLAN TECHNOLOGIES, INC. (the "Company") according to the conditions of the Convertible Debentures, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the undersigned for any conversion, except for transfer taxes, if any.

The undersigned represents that it and each person or entity on whose behalf it holds Convertible Debentures to be converted into Common Stock (each an "Investor"): (i) is familiar with and understands the terms, conditions and requirements contained in Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Act"); (ii) is not a "U.S. Person" or "distributor" as defined in Regulation S; (iii) purchased the Convertible Debentures for which conversion is being elected, and is purchasing the Common Stock reference herein, for its own account and for the account of each Investor an not for the account or benefit of any U.S. Person; (iv) will comply with the transfer restrictions contained in Section 4(1) of the Act to the extent applicable; (v) has no prior understanding with respect to the sale of the Common Stock to any third party; (vi) has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Convertible Debentures or the Common Stock issuable upon conversion of the Convertible Debentures; (vii) purchased the Convertible Debentures with investment intent and will dispose of the Common Stock only in compliance with regulation S and all other applicable provisions of the federal securities laws; (viii) will make any sale, transfer or other disposition of the Common Stock in full compliance with the Act, the Exchange Act, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder; and (ix) received the offer to purchase the Convertible Debentures outside the United States and, at the time the Subscription Agreement pursuant to which the Convertible Debentures was executed was, and upon execution of this Notice of Conversion is, outside the United States. The undersigned has obtained representations from each Investor with respect to compliance with paragraphs (i) - (ix) of this Notice.

Conversion Formula: ___________________________
                    Date of Conversion

                    ____________________________
                    Applicable Conversion Price


                    ___________________________
                    Signature

                    ___________________________
                    Name

                    Address:

                    ____________________________
                    ____________________________

*No shares of Common Stock will be issued until the original Convertible Debentures Certificate(s) to be converted and the Notice of Conversion are received by the Company's Attorney or Transfer Agent. The original Convertible Debentures Certificate(s) to be converted and the Notice of Conversion must be received by the Company's Attorney or Transfer Agent by the fifth business day following the Date of Conversion, or such Notice of Conversion shall become null and void in the discretion of the Company.